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                                                                   Exhibit 10.22


                            AMENDMENT NO. 9 TO THE
                        VENCOR RETIREMENT SAVINGS PLAN

     This is Amendment No. 9 to the Vencor Retirement Savings Plan (the "Plan") as amended and restated as of January 1, 1997, which Amendment shall be effective as of the dates set forth below.

                                    RECITAL

     WHEREAS, Vencor, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion. The Company now wishes to amend the Plan to change how Plan assets are invested as among the Investment Funds, and to allow a cashout of benefits of $5,000 or less, rather than $3,500.

                                   AMENDMENT

     1. Section 4.2(b) of the Plan is hereby amended so that as amended it shall read in its entirety as follows, effective as of the date set forth therein:

          (b) Each Participant shall have the right to direct the Committee to invest the cumulative balance in his Individual Account attributable to Salary Redirection, Prior Plan Salary Redirection Contributions, Prior Plan Employer Contributions and current Salary Redirection in increments of 10% (25% if elections made prior to January 1, 1997, in which case they continue until a change is made by the Participant) in the Investment Funds provided in Section 4.2(a); provided, however, that effective April 1, 1999, no portion of an Individual Account may be transferred to the Company Stock Fund, and no contributions to Individual Accounts made to the Plan with respect to payroll dates on or after that date may be directed for investment to the Company Stock Fund. All investment directions shall be effected as soon as practicable after the end of the month, provided the Participant gives the direction by identity-secured telephonic instructions (or in writing if telephonic instructions are impracticable) no later than the 15th day of the month. Neither the Trustee nor any other Fiduciary shall be responsible for investment losses resulting from a Participant's exercise of investment discretion, in accordance with ERISA Section 404(c).

     2. Section 4.2(d) of the Plan is hereby amended so that as amended it shall read in its entirety as follows, effective for Matching Contributions that relate to Salary Redirection Contributions for pay dates on or after April 1, 1999:
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          (d)  All cumulative and current contributions attributable to Employer Contributions (other than contributions in a Prior Plan Employer Contribution Account) and the
               Profit Sharing Contribution Account shall be made in cash which is invested in the Interest Income Fund.

     3. All references to "$3,500 or less" or "exceeds $3,500" in Sections 5.7(a), 5.11(b)(4), and 10.5(b) of the Plan are hereby amended to refer to $5,000 in the place of $3,500, effective September 1, 1999.


     IN WITNESS WHEREOF, this Amendment No. 9 is hereby adopted this _________ day of ___________ 1999.


                                    By /s/ Cecelia A. Hagan
                                       ---------------------------------------

                                    Title: Vice President of Human Resources
                                           -----------------------------------